Exhibit 32.1

Certification of Chief Executive Officer and Interim Principal Financial Officer Pursuant to Section 906

In connection with the quarterly report of Orchids Paper Products Company (the “Company”) on Form 10-Q for the period ended June 30, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jeffrey S. Schoen, Chief Executive Officer, President and Interim Principal Financial Officer of the Company, certify, to the best of my knowledge, pursuant to Rule 13a-14(b) and Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)                                The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jeffrey S. Schoen
Jeffrey S. Schoen
Chief Executive Officer, President and Interim Principal Financial Officer
August 4, 2016